Exhibit 99.1
IntelliCell BioSciences Announces Favorable Ruling Against Ironridge Global IV, LTD., and TCA Global Credit Masterfund, LP.

NEW YORK, NY--(Marketwired - January 29, 2014) - IntelliCell BioSciences, Inc. (“IntelliCell” or the “Company”) (OTCQB: SVFC), a regenerative medicine company utilizing adult autologous vascular cells (SVCs) derived from the blood vessels found in adipose tissue, announced today that it has received a favorable ruling in its case against Ironridge Global IV, LTD. (“Ironridge”), and TCA Global Credit Master Fund, LP (“TCA”).

On January 28, 2014, after an arduous battle in the courts, Judicial Hearing Officer Ira Gammerman, a long time former Justice of the Supreme Court of the State of New York, in a decision on each of Ironridge’s claims against the Company, fully justified IntelliCell’s position by ruling against each of Ironridge’s and TCA’s demands for monetary damages.  The Company has always maintained that Ironridge was not entitled to any monetary claims in this matter and Judge Gammerman agreed.  The Court made it abundantly clear that Ironridge (lead by its principles John Kirkland and Richard Krieger) and TCA are not entitled to monetary damages and had no right to inappropriately broadcast to the world that it could sell IntelliCell’s assets.

IntelliCell’s Chief Executive Officer, Dr. Steven Victor remarked, “We maintained from the very beginning that we would vigorously defend ourselves against all of John Kirkland’s and Ironridge’s claims for additional monetary damages, and today, the Company feels vindicated and is happy for it’s shareholders.” Dr. Victor added, “I would like especially thank the Roth Law Firm and Richard Roth and Jordan Kam for their hard work in getting us the best result possible.”  Richard Roth stated, “at the end of the day IntelliCell knew it was right – and Ironridge was wrong – on all monetary claims.  We just needed a Court to hear the dispute and make that determination.  Judge Gammerman did so when he made it abundantly clear that Ironridge’s claims lacked any basis.  While Ironridge may object to Judge Gammerman’s Report & Recommendation, it is our view that the decision puts all of those claims to bed.”

About IntelliCell Biosciences

IntelliCell is a pioneering regenerative medicine company focused on the expanding regenerative medical markets using adult autologous stromal vascular fraction cells (SVFCs) derived from the blood vessels in the adult adipose tissue. IntelliCell Biosciences has developed its own patented technology and protocol to separate adult autologous vascular cells from adipose tissue without the use of enzymes. IntelliCell will also be seeking to develop technology-licensing agreements with technology developers, universities, and international business entities.

Forward-Looking Statements

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "will reach," "will change," "will soon," "should," "could," "would," "may," "can" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

●	Health Care Industry
●	Health
●	Multiple Sclerosis
●	adipose tissue

Contact:

IntelliCell Biosciences, Inc.
Investor Relations

Anna Rhodes
arhodes@intellicellbiosciences.com
(646) 576-8308

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